UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2012

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
Clayton, Missouri  63105
(Address of Principal Executive Offices)

(805) 565-9800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry into a Material Definitive Agreement

On August 28, 2012, FutureFuel Corp. (NYSE: FF) (the “Company”) entered into a Third Amendment to Purchase Agreement with Procter & Gamble Manufacturing Company, Procter & Gamble International Operations SA, Procter & Gamble International Operations SA Singapore, and Procter & Gamble Home Products Limited (the “Amendment”) amending that Purchase Agreement made and entered into as of April 1, 2008 between The Procter & Gamble Manufacturing Company, The Procter & Gamble Distributing LLC and Procter & Gamble International Operations SA, as buyer, and the Company, as seller (the “Purchase Agreement”, the Purchase Agreement was included as Exhibit 10.7 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on August 14, 2008 (portions of the Purchase Agreement were omitted pursuant to a request for confidential treatment)).  Among other things, the Amendment: (i) extended the term of the Purchase Agreement to December 31, 2016 (unless terminated earlier in accordance with the provisions of the Purchase Agreement, as amended); and (ii) allows the Company to sell certain formulations of NOBS to third parties.  Additional information regarding the sale of NOBS to these Procter & Gamble entities is contained in the Company’s Form 10-K for the year ended December 31, 2011.

There is no relationship between the Company and the other parties to the Purchase Agreement or Amendment other than in respect of the Purchase Agreement as so amended.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Douglas D. Hommert
Douglas D. Hommert, Executive Vice President,
Secretary and Treasurer

Date: August 29, 2012